Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

SCHOOL SPECIALTY, INC., et al.,[1]	Case No. 13-10125 (KJC)

Reorganized Debtors.

Jointly Administered

NOTICE OF (A) ENTRY OF ORDER APPROVING DISCLOSURE STATEMENT

ON A FINAL BASIS AND CONFIRMING DEBTORS’ SECOND AMENDED

JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE

BANKRUPTCY CODE; (B) OCCURRENCE OF THE EFFECTIVE

DATE OF THE PLAN; AND (C) RELATED DEADLINES

PLEASE TAKE NOTICE OF THE FOLLOWING:

1. Confirmation of Plan and Approval of Disclosure Statement on a Final Basis. On June 3, 2013 (the “Confirmation Date”), the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered a Corrected Final Order Approving the Disclosure Statement and Findings of Fact, Conclusions of Law, and Order Under Section 1129 of the Bankruptcy Code and Bankruptcy Rule 3020 Confirming the Debtors’ Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 1186] (the “Confirmation Order”).2

2. Effective Date. The Effective Date of the Plan was June 11, 2013.

3. Fee Claims. As provided in Article III.B of the Plan, all requests for compensation or reimbursement of Fee Claims pursuant to sections 327, 328, 330, 331, 503 or 1103 of the Bankruptcy Code (other than Fee Claims of the DIP Agents, the Bayside DIP Agent, and the DIP Lenders, all of which shall be paid without the need for filing any motions, fee applications or other requests for payment as provided in the Final Orders approving the DIP Facilities or as otherwise set forth in the ABL DIP Payoff Letter) for services rendered prior to the Effective Date shall be filed and served on the Reorganized Debtors, counsel to the Reorganized Debtors, the United States Trustee, counsel to the DIP Agents and counsel to the Creditors Committee and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Court, no later than July 11, 2013. Unless such deadline is extended by agreement of the Reorganized Debtors, holders of Fee Claims that are required to file and serve applications for final allowance of their Fee Claims and that do not file and serve such applications by the required deadline shall be forever

[1]	The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number and state of incorporation, are: School Specialty, Inc. (Wisc.; 1239), Bird-In-Hand Woodworks, Inc. (N.J.; 8811), Califone International, Inc. (Del.; 3578), Childcraft Education Corp. (N.Y.; 9818), ClassroomDirect.com, LLC (Del.; 2425), Delta Education, LLC (Del.; 8764), Frey Scientific, Inc. (Del.; 3771), Premier Agendas, Inc. (Wash.; 1380), Sax Arts & Crafts, Inc. (Del.; 6436), and Sportime, LLC (Del.; 6939). The address of the Debtors’ corporate headquarters is W6316 Design Drive, Greenville, Wisconsin 54942.
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Unless otherwise defined in this notice (the “Notice”), capitalized terms used herein shall have the meanings ascribed to them in the Debtors’ Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (including the exhibits thereto, and all documents and agreements executed pursuant thereto, and as modified from time to time, the “Plan”).

barred from asserting such Fee Claims against the Debtors, the Reorganized Debtors or their respective properties, and such Fee Claims shall be deemed discharged as of the Effective Date. Objections to any Fee Claims must be filed and served on the Reorganized Debtors, counsel for the Reorganized Debtors, and the requesting party no later than 51 days (or such longer period as may be allowed by order of the Court) after the Effective Date.

4. Administrative Claims Bar Date. Except as otherwise ordered by the Court, all holders of Administrative Claims (except for (i) Fee Claims, (ii) Ordinary Course Administrative Claims, (iii) the fees and expenses of the professionals of the Prepetition Agents under the Prepetition Facilities and the DIP Agents, the Bayside DIP Agent and DIP Lenders under the DIP Facilities, and (iv) DIP Financing Claims) not paid prior to the Confirmation Date shall submit requests for payment on or before July 11, 2013 or forever be barred, stopped and estopped from doing so and such Administrative Claim shall be deemed discharged as of the Effective Date.

5. Rejection Damages Bar Date. Pursuant to Article VII of the Plan, counterparties to executory contracts or unexpired leases rejected pursuant to the Plan shall file any rejection damages claims on or before the date that is 30 days after service of this Notice – July 11, 2013.

6. Government Bar Date. Pursuant to section 502(b)(9) of the Bankruptcy Code, all governmental units holding claims against the Debtors that arose or are deemed to have arisen prior to the Petition Date are required to file proofs of claim by July 29, 2013 at 5:00 p.m. (PT).

7. Ombudsman. The Ombudsman provided for in Article V.I.4 of the Plan is Alan Halperin (Halperin Battaglia Raicht, LLP, (212) 765-9100, ahalperin@halperinlaw.net, dlieberman@halperinlaw.net).

8. Copies of the Confirmation Order. Any party-in-interest wishing to obtain a copy of the Confirmation Order may obtain such copy: (i) at http://www.kccllc.net/schoolspecialty or (ii) by contacting Troy Bollman; (302) 573-7796; tbollman@ycst.com. Copies of the Confirmation Order may also be reviewed during regular business hours at the Bankruptcy Court, 824 Market Street, Wilmington, Delaware 19801 or may be obtained at the Bankruptcy Court’s website at www.deb.uscourts.gov, by following the directions for accessing the ECF system on such site.

Dated: June 11, 2013

             Wilmington, Delaware

YOUNG CONAWAY STARGATT &

TAYLOR, LLP

Pauline K. Morgan (No. 3650)

Maris J. Kandestin (No. 5294)

Morgan L. Seward (No. 5388)

Rodney Square

1000 North King Street

Wilmington, Delaware 19801

Telephone: (302) 571-6600

Facsimile: (302) 571-1253

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Alan W. Kornberg

Jeffrey D. Saferstein

Lauren Shumejda

Ann K. Young

1285 Avenue of the Americas

New York, New York 10019

Telephone: (212) 373-3000

Facsimile: (212) 757-3990

Counsel to the Reorganized Debtors

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